Exhibit 1.1

1,000,000 Shares1

Pulaski Financial Corp.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

February 6, 2006

KEEFE, BRUYETTE & WOODS, INC.

  As Representative of the Several Underwriters

211 Bradenton Avenue

Dublin, OH 43017

Ladies and Gentlemen:

Pulaski Financial Corp., a Missouri corporation (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 1,000,000 shares of the Company’s Common Stock, $0.01 par value (the “Firm Shares”). The Firm Shares to be sold by the Company shall include not less than 900,000 shares of Common Stock to be offered to the public (the “Non-Affiliate Shares”) and up to 100,000 shares of Common Stock reserved for issuance to individuals identified by the Company (“Affiliate Shares”). The respective amounts of the Firm Shares to be purchased by the Underwriters, acting severally and not jointly, are set forth opposite their names in Schedule I hereto. The Representative may by notice to the Company amend Schedule I to add, eliminate or substitute names set forth therein (other than to eliminate the name of the Representative) and to amend the number of Firm Shares to be purchased by any firm or corporation listed thereon, provided that the total number of Firm Shares listed on Schedule I shall equal 1,000,000. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 150,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

[1]	Plus an option to purchase up to 150,000 additional shares to cover over-allotments.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-129026) covering the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), including the related preliminary prospectus or prospectuses. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”)) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Rules and Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called, together with the documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act, a “Preliminary Prospectus.” Such registration statement, as amended and including the exhibits thereto, schedules, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act, in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the “Prospectus.” The documents listed on Schedule II attached hereto and each “road show” (as defined in Rule 433 of the Rules and Regulations), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the 1933 Act (each such road show, a “Road Show”) are referred to herein as “Permitted Free Writing Prospectuses.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Closing Date (as defined herein) and if applicable, the Option Closing Date (as described herein) and agrees with each Underwriter as follows:

(a) The Company has satisfied the conditions for the use of Form S-3. The Registration Statement and any Rule 462(b) Registration Statement has been declared effective under the Act, and no post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed with the Commission as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. At the time the Registration Statement is declared effective by the Commission (the “Effective Date”) and at all times subsequent thereto, up to and including the Closing Date (as defined herein) and, if applicable, the Option Closing Date (as defined herein), the Registration Statement or any Rule 462(b) Registration Statement and any post-effective amendment thereto (A) complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty does not apply to the Underwriters’ Information (as defined herein). At the Effective Date, if the Prospectus is not filed pursuant to Rule 424(b), and at the date of any filing of the Prospectus pursuant to Rule 424(b) and at all times when the Prospectus is required to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations) in connection with offers and sales of the Shares, including, without limitation, the Closing Date and, if applicable, the Option Closing Date, the Prospectus, as amended or supplemented, (A) complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not contain and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to the Underwriters’ Information. The Registration Statement will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to its EDGAR system, except to the extent permitted by Regulation S-T.

(b) No order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission, nor has the Commission, to the knowledge of the Company, threatened to issue such an order or instituted proceedings for that purpose. Each Preliminary Prospectus and Permitted Free Writing Prospectus, at all times during the period that begins on the earlier of the date of such Preliminary Prospectus or Permitted Free Writing Prospectus and the date such Preliminary Prospectus or Permitted Free Writing Prospectus was filed with the Commission and ends at the Time of Sale of the Shares, (A) complied in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any of the Underwriters expressly for inclusion in the Prospectus beneath the heading “Underwriting” as set forth in Section 14 (such information referred to herein as the “Underwriters’ Information”). For purposes of this Agreement, “Time of Sale” means 4:00 p.m. Eastern Standard Time on February 6, 2006. Each Preliminary Prospectus, Permitted Free Writing Prospectus and the Prospectus will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its EDGAR system, except to the extent permitted by Regulation S-T.

(c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus, at the time the Registration Statement became effective, at the Time of Sale, at the time the Prospectus was issued and at the Closing Time (and, if applicable, at the Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus are fairly summarized in all material respects.

(e) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by it hereunder. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares by the Company in accordance with such provisions and conditions has been validly and duly taken.

(f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the

Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and as currently being conducted. Pulaski Bank (the “Bank”) is a federally chartered stock savings bank. Each of the subsidiaries of the Company, as listed in Schedule III hereto (collectively, the “Subsidiaries”), has been duly organized or formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and as currently being conducted. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Bank is the only “significant subsidiary” of the Company, as that term is defined in Section 1-02(w) of Regulation S-X of the Commission. The Company and each of the Subsidiaries is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). Pulaski Financial Statutory Trust I has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes Section 500 et seq., and is in good standing under the laws of the State of Connecticut. Pulaski Financial Capital Trust II has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 8 Del. Code Section 3801, et seq., and is in good standing under the laws of the State of Delaware. The Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, partnership, association, trust, limited liability company, joint venture or other entity other than the Subsidiaries and other than 1st Kansas City Home Lending, LLC. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company free and clear of any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect, other than those described in the Registration Statement, the Prospectus and each Preliminary Prospectus, other than the pledge by the Company of 1,000 shares of the common stock of the Bank to U.S. Bank, National Association (“U.S. Bank”) pursuant to the Collateral Pledge Agreement, dated May 20, 2003, between the Company and U.S. Bank (the “Bank Stock Pledge”); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding other than those described in the Registration Statement (including the exhibits thereto), the Prospectus and each Preliminary Prospectus.

(g) The Company is registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (“HOLA”). Each subsidiary of the Company that conducts business as a bank or trust company is duly authorized to conduct such business in each jurisdiction in which such business is currently conducted, except to the extent that the failure to be so authorized would not have a Material Adverse Effect. The Bank conducts its business in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to it (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”), the Office of Thrift Supervision (the “OTS”), the Missouri Division of Finance, as applicable, and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act and the USA Patriot Act). The deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the FDIC up to the maximum allowable limits thereof, and no proceeding for the termination of such insurance is pending or, to the Company’s knowledge, is threatened. Neither the Company nor any non-banking Subsidiary engages directly or indirectly in any activity prohibited by the OTS or the HOLA or the regulations promulgated thereunder. Except as disclosed in the Prospectus and in each Preliminary Prospectus, neither the Company nor any Subsidiary is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or it subject to any order or directive (other than orders or directives applicable to the banking or trust industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking or trust industry as a whole) at the request of, federal or state governmental authorities charged with the supervision or regulation of national banking associations, saving banks, banks, saving and loan companies or associations, bank holding companies or savings and loan holding companies or engaged in the insurance of bank deposits or other regulatory authority having jurisdiction over it (collectively, the “Regulators”) which imposes any restrictions or requirements not generally applicable to entities of the same type as the Company and the Subsidiaries. Neither the Company nor any Subsidiary has been advised by any Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive or extraordinary supervisory letter or other directive to make any material change in the method of conducting the respective business and neither the Company nor any Subsidiary is contemplating (A) becoming a party to any such written agreement, memorandum of understanding, commitment letter or similar undertaking with any Regulator or (B) adopting any such board resolutions at the request of any Regulator.

(h) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All offers and sales of the Company’s Common Stock by the Company prior to the date hereof were at all relevant times registered under the Act or exempt from the registration requirements of the Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; no preemptive or similar rights of stockholders exist with respect to any of the Shares to be sold by the Company hereunder or the issue and sale thereof; and none of such Shares to be sold by the Company hereunder, immediately prior to delivery, will be subject to any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

(i) The information set forth in the column entitled “Actual” under the caption “Capitalization” in the Prospectus and in each Preliminary Prospectus is true and correct (except for subsequent issuances of common stock, if any, described therein and the issuance of the Shares by the Company pursuant to this Agreement). All of the capital stock of the Company conforms to the description thereof contained in the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus. The form of certificates for the Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company.

(j) The Company has not directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or other offering material (including, without limitation, content on the Company’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the Act and the Rules and Regulations to be distributed by the Company and reviewed and approved in advance for distribution by the Representative. The Company has not, directly or indirectly, prepared or used and will not, directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the Rules and Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated January 24, 2006 is a prospectus that, other than by reason of Rule 430A or 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the Rules and Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares; and the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 of the Rules and Regulations) relating to the offering of the Shares is solely the property of the Company.

(k) No person has the right to request or require the Company or the Subsidiaries to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(l) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Shares have been approved for quotation on The Nasdaq National Market subject to official notice of issuance.

(m) The consolidated financial statements, including the notes thereto, included and incorporated by reference in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus with respect to the Company and the Subsidiaries comply with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act regulations, and present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The selected consolidated financial data concerning the Company and the Subsidiaries included and incorporated by reference in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus comply with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations, present fairly the information set forth therein, have been derived from the financial statements or operating records of the Company and have been compiled on a basis consistent with that of the consolidated financial statements of the Company and the Subsidiaries included and incorporated by reference in the Registration Statement, the Prospectus and each Preliminary Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the Exchange Act Regulations and Item 10 of Regulation S-K under the Act, to the extent applicable. The other financial, statistical and numerical information included and incorporated by reference in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus is accurate in all material respects, complies with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations, has been derived from the financial statements or operating records of the Company, presents fairly the information shown therein, and to the extent applicable has been compiled on a basis consistent with the consolidated financial statements of the Company and the Subsidiaries included and incorporated by reference in the Registration Statement, the Prospectus and each Preliminary Prospectus. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company’s financial statements included and incorporated by reference in the Registration Statement, the Prospectus and each Preliminary Prospectus.

(n) The statistical and market related data contained in each Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

(o) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The books, records and accounts and systems of internal accounting controls of the Company and its Subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the Exchange Act.

(p) KPMG LLP, which has certified certain of the consolidated financial statements of the Company and the Subsidiaries, including the notes thereto, included and incorporated by reference in the Registration Statement, the Prospectus and each Preliminary Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries, as required by the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations. With respect to the Company, KPMG LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(q) No charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiaries or any of their respective properties before or by any court or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have, individually or in the aggregate with other unfavorable decisions, rulings or findings, a material adverse effect on the consummation of this Agreement or the transactions contemplated herein or would have a Material Adverse Effect or which is required to be disclosed in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus and is not so disclosed.

(r) No labor dispute involving the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent which could, individually or in the aggregate with other disputes, have a Material Adverse Effect or which is required to be disclosed in the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus. Neither the Company nor any of the Subsidiaries has received notice of any existing or threatened labor dispute by the employees of any of its principal suppliers, customers or contractors which would have, individually or in the aggregate with other disputes, a Material Adverse Effect.

(s) The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them and material to their business, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims, equities and other defects except such as are referred to in the Prospectus and each Preliminary Prospectus and other than the Bank Stock Pledge or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made or proposed to be made of such property; and all of the leases under which the Company or the Subsidiaries hold real or personal property are valid and existing leases, enforceable against the parties thereto, and in full force and effect with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real or personal property, and neither the Company nor any of the Subsidiaries is in default in any material respect of any of the terms or provisions of any material leases.

(t) The Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, except such as are being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles in the United States or where the failure to so timely and properly prepare and file could not have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any tax deficiency which has been or might be assessed against the Company or the Subsidiaries which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate, a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares.

(u) Since the respective dates as of which information is given in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein:

(A) there has been no development, whether or not arising in the ordinary course of business, that has had or is reasonably likely to have a Material Adverse Effect;

(B) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, which are material, individually or in the aggregate, to the condition (financial or otherwise), earnings, business or prospects of the Company and the Subsidiaries on a consolidated basis;

(C) the Company has not declared or paid any dividend (other than its regular quarterly dividend), and neither the Company nor any of the Subsidiaries has become delinquent in the payment of principal or interest on any outstanding borrowings;

(D) there has not been any change in the capital stock, equity securities, long-term debt, obligations under capital leases or, other than in the ordinary course of business, short-term borrowings of the Company or the Subsidiaries; and

(E) there has not occurred any other event and there has arisen no set of circumstances required by the Act or the Rules and Regulations to be disclosed in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus which has not been so set forth therein and fairly and accurately summarized therein.

(v) Neither the Company nor any of the Subsidiaries is in breach or violation of its corporate charter, articles of incorporation, by-laws or other governing documents in any material respect. Neither the Company nor any of the Subsidiaries is, and to the knowledge of the Company no other party is, in violation, breach or default (with or without notice or lapse of time or both) in the performance or observance of any term, covenant, agreement, obligation, representation, warranty or condition contained in (A) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit (as herein defined) or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which such breach, violation or default could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect and to the knowledge of the Company, no other party has asserted that the Company or any of the Subsidiaries is in such violation, breach or default, or (B) any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their respective properties the breach, violation or default of which could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect.

(w) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus (including, without limitation, the issuance and sale of the Shares by the Company and the use of proceeds to the Company from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Subsidiaries or the Shares issued and sold by the Company to the Underwriters pursuant to, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the corporate charter, articles of incorporation, by-laws or other governing documents of the Company or the Subsidiaries, (B) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit (as herein defined) or any other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (C) any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their respective properties which conflict, creation, imposition, breach, violation or default would have, either individually or in the aggregate, a Material Adverse Effect.

(x) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities’ Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(y) The Company and the Subsidiaries have all material permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (“Permits”) as are necessary to own and lease their properties and conduct their businesses in the manner described in and contemplated by the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and as currently being conducted. All such Permits are in full force and effect and each of the Company and the Subsidiaries is in all material respects complying therewith, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit. Such Permits contain no restrictions that would materially impair the ability of the Company or the Subsidiaries to conduct their businesses in the manner consistent with their past practices. Neither the Company nor any of the Subsidiaries have received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

(z) The Company and the Subsidiaries own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and neither the Company nor the Subsidiaries have received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and the Company does not know of any basis for any such infringement or conflict which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(aa) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors, 5% or greater security holders or beneficial owners of unregistered equity securities that were acquired within 180 days prior to October 15, 2005, except as set forth in the Registration Statement.

(bb) The Company has not taken, directly or indirectly, any action designed to result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Rules and Regulations or the Exchange Act Regulations, including, but not limited to, Regulation M of the Exchange Act, and the Company is not aware of any such action taken or to be taken by any affiliate of the Company. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the Exchange Act.

(cc) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(dd) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the corporate governance and other rules and requirements of Nasdaq and will comply with any such provisions that will become effective in the future upon their effectiveness.

(ee) The Company and the Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries also maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are effective in ensuring that the information the Company is required to disclose in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ff) The Company is not, and does not intend to conduct business in a manner in which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended or the Investment Advisers Act of 1940, as amended.

(gg) The Company carries, and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. Neither the Company nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause where absence of coverage would have a Material Adverse Effect.

(hh) Neither the Company nor any Subsidiary has any liability under any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Company and each of the Subsidiaries (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Company or any of the Subsidiaries for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Company or any of the Subsidiaries and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(ii) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(jj) Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement or any document incorporated therein by reference, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

(kk) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the

Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

(ll) Each of the contracts, agreements and instruments material to the condition (financial or otherwise), earnings, business or prospects of the Company and its Subsidiaries on a consolidated basis, or listed, described, or attached as an exhibit to the Registration Statement or any document incorporated therein by reference as filed with the Commission is in full force and effect and is the legal, valid and binding agreement of the Company or the Subsidiaries and the other parties thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(mm) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries, on the one hand, and the directors, officers, trustees, stockholders, customers or suppliers of the Company or the Subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus which is not adequately described therein or in a document incorporated therein by reference.

(nn) Except as described in the Prospectus and each Preliminary Prospectus, there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Subsidiaries, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company, (B) to make any loans or advances to, or investments in, the Company or (C) to transfer any of its property or assets to the Company. Except as described in the Prospectus and each Preliminary Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Company.

(oo) Except as described in the Prospectus and each Preliminary Prospectus and except as would not have, singly or in the aggregate, a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances known to the Company that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as described in the Registration Statement, the Prospectus and each Preliminary Prospectus or as would not have, individually or in the aggregate, a Material Adverse Effect, none of the property owned or leased by the Company or any of the Subsidiaries or their predecessors is contaminated with any Hazardous Materials, and neither the Company nor any of the Subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.

(pp) The Company and the Subsidiaries have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary nor any of their directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(qq) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Affiliate Shares in any jurisdiction where the Affiliate Shares are being offered (except such additional steps as may be required by the Commission, the NASD or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws). The Company has not offered, or caused any Underwriter or any of its affiliates to offer, Shares of the Company to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company in order to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(rr) The Company has complied with, and is and will be compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified at Section 517.075 of the Florida statutes (the “Cuba Act”), or is exempt therefrom.

(ss) The Agreement and Plan of Merger, dated as of October 25, 2005 (the “Merger Agreement”) by and among the Company, PF Acquisition Corp. (“Merger Sub”) and CWE Bancorp, Inc. (“CWE”) has been duly authorized, executed and delivered by the Company and Merger Sub, and constitutes a valid, legal, and binding obligation of each of the Company and Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The execution, delivery and performance of the Merger Agreement by the Company and Merger Sub and the consummation by the Company and Merger Sub of the transactions contemplated thereby do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or any of its Subsidiaries, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the corporate charter, articles of incorporation, by-laws or other governing documents of the Company or any of the Subsidiaries, (B) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, or (C) any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties which conflict, creation, imposition, breach, violation or default would have, either individually or in the aggregate, a Material Adverse Effect.

(tt) The Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus contain all information regarding the Merger Agreement and CWE and its wholly owned subsidiary, Central West End Bank (“CWE Bank”), as is required to be disclosed therein under the Act and the Rules and Regulations. The information contained in the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus regarding the Merger Agreement and CWE and CWE Bank is true and accurate in all material respects, and does not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(uu) The Company is not aware of any developments that make consummation of the transactions contemplated by the Merger Agreement unlikely to occur.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriters and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2.	PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters 1,000,000 Firm Shares (including Non-Affiliate Shares and Affiliate Shares), and (ii) each Underwriter agrees, severally and not jointly, to purchase in the amounts set forth their respective names on Schedule I, at a price of $14.335 per share, the Non-Affiliate Shares from the Company and, at a price of $15.10 per share, the Affiliate Shares from the Company. Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two (2) business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least twenty-four (24) hours prior to the Closing Date or the Option Closing Date, as the case may be, at the office of The Depository Trust Company, New York, New York (“DTC”) or its designated custodian.

(b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of DTC at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a). The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representative of the several Underwriters, giving notice to the Company, setting forth the number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by the Representative in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company against delivery of certificates therefor through the facilities of DTC.

3.	OFFERING BY THE UNDERWRITERS.

The Company is advised by the Representative that the Underwriters will make a public offering of the Firm Shares as soon the Representative deems it advisable to do so. The

Firm Shares are to be initially offered to the public at the initial public offering price, and on the other terms and conditions, set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

The Underwriters may reserve and sell such of the Shares purchased by the Underwriters as the Underwriters may elect to dealers chosen by them (the “Selected Dealers”) at the public offering price set forth in the Prospectus less the applicable Selected Dealers’ concessions set forth therein, for re-offering by Selected Dealers to the public at the public offering price. The Underwriters may allow, and Selected Dealers may re-allow, a concession set forth in the Prospectus to certain other brokers and dealers.

4.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriters that:

(a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) timely file with the Commission under Rule 433 of the Rules and Regulations any Permitted Free Writing Prospectus required to be filed by it under such rule; (iii) not file any amendment to the Registration Statement (including any filing under Rule 462(b)) or supplement to the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iv) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of the Rules and Regulations, including, but not limited to, Regulation M of the Exchange Act.

(c) The Company will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus, any Preliminary

Prospectus or any Permitted Free Writing Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(d) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.

(f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances existing at the time such document is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus, Preliminary Prospectus or Permitted Free Writing Prospectus so that the document as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the document will comply with the law.

(g) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(i) The Company will use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(j) During a period of 180 days from the date of the Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any Shares convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or the Pulaski Financial Corp. 2006 Long-Term Incentive Plan, (D) any issuance of shares of Common Stock pursuant to the Merger Agreement or (E) any transfer, sale or other disposition with the prior written consent of the Representative. The Representative agrees, for the benefit of the other Underwriters, if applicable, not to provide such consent without providing notice to each Underwriter to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Underwriters. Notwithstanding the foregoing, in the event that either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs.

(k) The Company has caused each officer and director of the Company to furnish to the Representative, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company, or any other securities exchangeable or exercisable for Common Stock of the Company or derivative of Common Stock of the Company owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the effective date of the Registration Statement, directly or indirectly, except with the prior written consent of the Representative (“Lock-Up Agreements”).

(l) The Company shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(m) The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o) Prior to the Closing Date, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or its Subsidiaries, on the financial condition, results of operations, business, properties, assets or liabilities of the Company or its Subsidiaries, or the offering of the Shares, without the prior written consent of the Representative.

(p) The Company will advise the Representative promptly of any notice prior to the Closing Date indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement or any document incorporated therein by reference, or of any threatened termination (written or oral) by the Company, any Subsidiary or any other party to any such contract or agreement.

(q) The Company, during the period when the Prospectus is required to be delivered (whether physically or through compliance with Rule 172 under the Rules and Regulations or any similar rule) under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(r) During the time when a prospectus is required to be delivered (whether physically or through compliance with Rule 172 under the Rules and Regulations or any similar rule) under the Act, the Company shall at all times comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and The Nasdaq National Market, Inc., in effect from time to time.

(s) In accordance with the Cuba Act and without limitation to the provisions of Section 10 hereof, the Company agrees to indemnify and hold harmless each Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

(t) The Company will file as soon as practicable following the Closing a “Notification Form: Change in the Number of Shares Outstanding” with the Nasdaq National Market, Inc.

(u) The Company will comply with Rule 433(g) of the Rules and Regulations.

5.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, Permitted Free Writing Prospectuses, the Prospectus, the Blue Sky Survey (as defined herein) and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements other than those of Underwriters’ counsel except as set forth below) incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing fee of The Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, not to exceed $5,000 (assuming the Shares are listed on The Nasdaq National Market System), incurred in connection with (i) the qualification of the Shares under state securities or Blue Sky laws or (ii) the Blue Sky Survey and any supplements or amendments thereto. Any transfer taxes imposed on the sale of the Shares to the Underwriters will be paid by the Company. The Company also agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed shares of the Common Stock by the Underwriters to employees and persons having business relationships with the Company and any of the Subsidiaries.

The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto (including any Rule 462(b) Registration Statement) shall have become effective and any and all filings required by Rule 424, Rule 430A and Rule 433 of the Rules and Regulations shall have been timely made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. None of the Preliminary Prospectuses nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) The Representative shall have received on the Closing Date and the Option Closing Date, if any, the opinions of Muldoon Murphy & Aguggia LLP, special counsel for the Company, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Silver, Freedman & Taff, LLP, as special counsel for the Underwriters) to the effect as set forth in Exhibit A-1 hereto.

In rendering such opinion, Muldoon, Murphy & Aguggia LLP may rely (A) as to matters involving the application of any laws other than the laws of the United States, Missouri corporate law or New York law, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel licensed to practice in such jurisdiction and (B) as to matters of fact, on certificates of responsible officers of the Company and the Bank and public officials.

Such counsel shall also confirm that, in connection with the preparation of the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus, such counsel has participated in conferences with officers and representatives of the Company, the Company’s independent public accountants and the Representative and its counsel, at which conferences such counsel made inquiries of the Company’s officers, representatives and accountants and discussed in detail the contents of the Registration Statement, Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus. While such counsel has not confirmed the accuracy or completeness or otherwise verified the information contained in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement thereto, and does not assume any responsibility for such information, except as set forth in such counsel’s opinion, based upon such conferences and a review of corporate records of the Company as such counsel conducted in connection with preparation of the Registration Statement, Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company), nothing has come to their attention that would lead them to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements, notes to financial statements, financial tables and other tabular, financial and statistical data included therein or omitted therefrom and the Underwriters’ Information as to which such counsel need express no view), at the time the Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements, notes to financial statements, financial tables and other tabular, financial and statistical data included therein or omitted therefrom and the Underwriters’ Information, as to which such counsel need express no view), at the time the Registration Statement became effective (or, if the term “Prospectus” refers to the prospectus first filed pursuant to Rule 424(b) of the Act, at the time the Prospectus was issued), at the time any such amended or supplemented Prospectus was issued, at the Closing Date, and if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) that each Preliminary Prospectus and any Permitted Free Writing Prospectus or any amendment or supplement thereto (except for the financial statements, notes to financial statements, financial tables and other tabular, financial and statistical data included therein or omitted therefrom and the Underwriters’ Information, as to which such counsel need express no view), at the time any such Preliminary Prospectus or Permitted Free Writing Prospectus or amendment or supplement thereto was issued and at the Time of Sale, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (D) that there is any amendment to the Registration Statement required to be filed.

(c) The Representative shall have received from Silver, Freedman & Taff, L.L.P., counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Company, the validity of the Shares and other related matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) The Representative shall have received at or prior to the Closing Date from Silver, Freedman & Taff, L.L.P. a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company (the “Blue Sky Survey”).

(e) The Representative shall have received, at the time of execution of this Agreement, a letter dated the date hereof, in form and substance satisfactory to you, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included and incorporated by reference in the Registration Statement, the Prospectus and each Preliminary Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Prospectus and each Preliminary Prospectus and in the documents incorporated or deemed incorporated by reference therein.

(f) At the Closing Date and the Option Closing Date, if any, the Representative shall have received from KPMG LLP a letter as of the Closing Date or the Option Closing Date, if any, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) The Representative shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any, and all covenants and obligations required to be performed or complied with by the Company pursuant to this Agreement as of the Closing Date or the Option Closing Date, if any, have been so performed or complied with;

(iii) All filings required to have been made pursuant to Rules 424, 430A and 433 under the Act have been made;

(iv) They have carefully examined the Registration Statement, the Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus and, in their opinion, as of the effective date of the Registration Statement, the date of the Prospectus, the dates of such Preliminary Prospectuses and any Permitted Free Writing Prospectus, the statements contained therein were true and correct, and such Registration Statement, Prospectus, Preliminary Prospectus and any Permitted Free Writing Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment (provided that no certification will be made with respect to the Underwriters’ Information); and

(v) Since the respective dates as of which information is given in the Registration Statement, Prospectus, each Preliminary Prospectus and any Permitted Free Writing Prospectus, there has not been any change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

(h) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(i) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on The Nasdaq National Market.

(j) Each officer and director of the Company have furnished to the Representative the Lock-Up Agreement described in Section 4(k), which agreement shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Silver, Freedman & Taff, L.L.P., counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or, with respect to the Option Shares, the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	INDEMNIFICATION.

(a) The Company and its subsidiaries agree, jointly and severally:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) that is not a Permitted Free Writing Prospectus used by the Company in violation of Section 1(j) of this Agreement (an “Impermissible Free Writing Prospectus”), the Prospectus or any amendment or supplement thereto, including the Rule 430A information, if applicable, (2) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (3) (a) the failure of any individual to pay for and accept delivery of the Affiliate Shares that such individual has indicated an intention to purchase as of the date of this Agreement or (b) any untrue statement or alleged untrue statement of any material fact contained in any material prepared by or on behalf of or with the consent of the Company for distribution to purchasers of the Affiliate Shares (the “Affiliate Shares Material”) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or (4) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (1), (2) or (3) above (provided, however, that the Company shall not be liable under this Section 8(a)(i) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any Impermissible Free Writing Prospectus, the Prospectus, the Affiliate Shares Material or such amendment or supplement, in reliance upon and in conformity with the Underwriters’ Information. The foregoing indemnity agreement is in addition to any liability the Company may otherwise have to any such indemnified party.

(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent, counsel, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer, employee agent, counsel or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with the Underwriters’ Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Each indemnified party shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. In any case when the Company is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any the such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company subject in each case to the preceding sentence. The obligations of the Company under this Section 8(d) shall be in addition to any liability which the Company may otherwise have and the obligations of the Underwriters under this Section 8(d) shall be in addition to any liability that the Underwriters may otherwise have.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any Impermissible Free Writing Prospectus, the Prospectus, the Affiliate Shares Material or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.	DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to:	Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, NY 10019
Attention:	General Counsel

if to the Company, to:	12300 Olive Boulevard
St. Louis, MO 63141
Attention:	William A. Donius
President and Chief Executive Officer

11.	TERMINATION.

(a) This Agreement may be terminated by the Representative by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Prospectus, each Preliminary Prospectus or any Permitted Free Writing Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States, in the Representative’s judgment, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (iv) declaration of a banking moratorium by United States, Missouri or New York State authorities, (v) the suspension of trading of the Company’s common stock by the Nasdaq National Market, the Commission, or any other governmental authority, (vi) the Company shall have failed, refused, or been unable to perform any agreement on its part to be performed under this Agreement, or any of the conditions referred to in Section 6 shall not have been fulfilled, when and as required by this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 8 shall not in any way be affected by such termination or failure to carry out the terms of this Agreement or any part hereof.

12.	EFFECTIVE DATE OF AGREEMENT.

If the Registration Statement is not effective at the time of execution of this Agreement, this Agreement shall become effective on the Effective Date at the time the Commission declares the Registration Statement effective. The Company shall immediately notify the Representative when the Registration Statement becomes effective.

If the Registration Statement is effective at the time of execution of this Agreement, this Agreement shall become effective upon its execution.

Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying the Representative, or by the Representative, by notifying the Company, except that the provisions of Sections 5 and 8 shall at all times be effective.

13.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Company and the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

14.	INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or the Registration Statement consists of the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the captions “Underwriting – Stabilization” and “Underwriting – Passive Market Making.”

15.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement or (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and shall survive delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

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If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PULASKI FINANCIAL CORP.

By:	/s/ William A. Donius
Name:	William A. Donius
Title:	Chairman & CEO

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

As the Representative of the several Underwriters listed on Schedule I

KEEFE, BRUYETE & WOODS, INC.

By:	/s/ Patricia A. McJoynt
Name:	Patricia A. McJoynt
Title:	Managing Director

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Keefe, Bruyette & Woods, Inc.	850,000
Howe Barnes Investments, Inc.	150,000

Total	1,000,000

SCHEDULE II

PERMITTED FREE WRITING PROSPECTUSES

Free writing prospectus filed with the Commission on January 19, 2006.

SCHEDULE III

SUBSIDIARIES

Name	Jurisdiction of Incorporation/Formation
Pulaski Bank	United States of America
Pulaski Service Corporation	Missouri
Pulaski Financial Statutory Trust I	Connecticut
Pulaski Financial Capital Trust II	Delaware